UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2021

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Kibbutz Alonim, Israel, 3657700

(Address of principal executive offices) (Zip Code)

Tel: (347) 468 9583

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

As previously disclosed in our Registration Statement on Form S-1 (File No. 333-254327), as filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2021 and April 6, 2021, on March 8, 2021, the board of directors of Save Foods, Inc. (the “Board” and the “Company”, respectively) resolved to appoint Mr. Udi Kalifi to the Company’s Board effective upon the consummation of its underwritten offering, which closed on May 18, 2021 (the “Closing Date” and, collectively, the “Offering”).

Based on the Board’s review and assessment of Mr. Kalifi’s qualifications and skills, the Board affirmatively determined Mr. Kalifi to be an independent director, as such term is defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and the SEC. In addition, and in accordance with the corporate governance requirements stipulated under the Nasdaq Rules, the Board appointed Mr. Kalifi to its audit committee, to serve as the chairman of such audit committee and determined Mr. Kalifi qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

Below is a description of the relevant business experience of Mr. Kalifi:

Mr. Udi Kalifi is the owner and manager of Udi Kalifi Law Officer since 2006. He has also served as a member of the board of directors of Matomi Media Group Ltd. (TASE: MTMY) since May 2020. Mr. Kalifi holds an LLB, BSc in Accounting and LLM from the Tel Aviv University, Israel and a master’s degree in law and economics from the University of Bologna, Humbourg and Roterdam. Mr. Kalifi has been an active member of the Israeli Bar Association since 2006. Mr. Kalifi was selected to serve as a member of our board of directors due to his legal and finance experience.

Resignation of Directors and Officers

In connection with the closing of the Offering and effective as of the Closing Date, each of the following directors and/or officers tendered his or her resignation from such positions described below:

Professor Benad Goldwasser resigned from his position as Chairman of the Board. Professor Goldwasser will continue to serve as the Chairman of the board of directors of the Company’s subsidiary, Save Foods Ltd. (the “Subsidiary”).

Ms. Vered Raz Avayo resigned from her position as a member of the Board. Concurrent with such resignation from the Board, Ms. Raz Avayo’s appointment to serve as the Company’s Chief Financial Officer became effective.

Mr. Shlomo Zakai resigned from his position as Chief Financial Officer of the Company. Mr. Zakai will continue to serve as the Chief Financial Officer of the Subsidiary and as a financial controller for the Company.

None of the aforementioned resignations resulted from any disagreement with the Company or due to any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Letter of Resignation of Professor Benad Goldwasser, dated May 18, 2021
99.2	Letter of Resignation of Ms. Vered Raz Avayo, dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer

Date: May 19, 2021